      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1998
                                           REGISTRATION NO. 333-______________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                              ----------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                             --------------------------

                                  ZAMBA CORPORATION
                         (Formerly known as Racotek, Inc.)
                  ------------------------------------------------
               (Exact name of registrant as specified in its charter)

           DELAWARE                                           41-1636021
   ------------------------                              -------------------
   (State of Incorporation)                               (I.R.S. Employer
                                                         Identification No.)
                             7301 OHMS LANE, SUITE 200
                            MINNEAPOLIS, MINNESOTA 55439
                  ------------------------------------------------
                      (Address of principal executive offices)
                          ---------------------------------

     COMMON STOCK ISSUED UPON EXERCISE OF OPTIONS ASSUMED BY ZAMBA CORPORATION
       ORIGINALLY GRANTED UNDER THE 1997 STOCK OPTION PLAN FOR KEY EMPLOYEES,
                  CONSULTANTS AND DIRECTORS OF QUICKSILVER GROUP, INC.
     -------------------------------------------------------------------------
                              (Full title of the plan)

                                   PAUL EDELHERTZ
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ZAMBA CORPORATION
                             7301 OHMS LANE, SUITE 200
                           MINNEAPOLIS, MINNESOTA  55439
                                  (612) 832-9800
                  ------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------------

                                     Copies to:
                             MICHAEL J. SULLIVAN, ESQ.
                                 COOLEY GODWARD LLP
                               FIVE PALO ALTO SQUARE
                            PALO ALTO, CALIFORNIA 94306
                                   (650) 843-5000
                                   --------------

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES TO BE       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
          REGISTERED              REGISTERED (1)          PRICE PER SHARE (2)           OFFERING PRICE (2)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock (par value
 $0.01)                                  912,818          $.29 - $1.50                     $949,331                  $263.91
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

 (1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.

 (2) Calculated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), on the basis of the price at which the options may be exercised. The aggregate offering price is based upon the weighted average price at which the options may be exercised, for options previously granted under the 1997 Stock Option Plan For Key Employees, Consultants And Directors Of QuickSilver Group, Inc., pursuant to Rule 457(h) of the Act.

       Approximate date of commencement of proposed sale to the public: As soon as reasonably practicable after this Registration Statement becomes effective.

The shares registered hereunder will be issued upon the exercise of stock options assumed by Zamba Corporation, formerly known as Racotek, Inc., a Delaware corporation (the "Registrant"), pursuant to that certain Agreement and Plan of Merger and Reorganization among the Registrant, QuickSilver Acquisition Corp. and QuickSilver Group, Inc. ("QSG"), dated July 6, 1998, as amended. These options were originally granted to employees, and directors under the 1997 Stock Option Plan For Key Employees, Consultants And Directors Of QuickSilver Group, Inc.

                                       PART II

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Zamba Corporation, formerly known as Racotek, Inc., (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

          (a) The Company's annual report on Form 10-K for the year ended December 31, 1997, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's quarterly reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998.

          (c) The Company's Current Report on Form 8-K (File No. 0-22718), dated October 7, 1998.

          (d) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request to the fullest extent permitted by the Delaware General Corporation Law including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents where indemnification is not required by law; (iii) upon receipt of an undertaking by the indemnitee to repay all amounts advanced and if it is ultimately determined that such indemnitee is not entitled to indemnification, the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

          The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Registrant's Bylaws, as well as certain procedural protections. In addition, the indemnification agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses including attorneys' fees and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated


                                       1.

pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceeds specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents in advance to such settlement; and (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Registrant's Bylaws, the indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, the Registrant's Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law, or otherwise.

          The indemnification provision in the Registrant's Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

          The indemnification agreements require the Registrant to maintain director and officer liability insurance to the extent reasonably available. As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.


                                      EXHIBITS

EXHIBIT
NUMBER
-------
5                   Opinion of Counsel.

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Counsel is contained in Exhibit 5 to this Registration Statement.

24                  Power of Attorney is contained on the signature page II-1.

99.1                1997 Stock Option Plan For Key Employees, Consultants And Directors Of QuickSilver Group, Inc.


                                       2.

                                    UNDERTAKINGS

          1.   The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       3.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 22, 1998.


                                             ZAMBA CORPORATION



                                             BY /s/ PAUL EDELHERTZ
                                               ----------------------------
                                                    PAUL EDELHERTZ
                                                    PRESIDENT AND CHIEF
                                                       EXECUTIVE OFFICER


                                 POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Edelhertz, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                DATE
/s/ Paul Edelhertz               President and Chief Executive        October 22, 1998
------------------------         Officer and Director (Principal
    Paul Edelhertz               Executive Officer)

/s/ Mike Carrel                  Chief Financial Officer (Principal   October 22, 1998
------------------------         Financial and Accounting Officer)
    Mike Carrel

/s/ Michael A. Fabiaschi         Director                             October 22, 1998
------------------------
    Michael A. Fabiaschi

/s/ Joseph B. Costello           Director                             October 22, 1998
------------------------
    Joseph B. Costello

/s/ Dixon R. Doll                Director                             October 22, 1998
------------------------
    Dixon R. Doll

/s/ James L. Osborn              Director                             October 22, 1998
------------------------
    James L. Osborn

/s/ Thomas Minick                Director                             October 22, 1998
------------------------
    Thomas Minick

                                      II-1.

                                   EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
5            Opinion of Counsel.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Counsel is contained in Exhibit 5 to this Registration Statement.

24 Power of Attorney is contained on the signature page II-1.

99.1         1997 Stock Option Plan For Key Employees,
             Consultants And Directors Of QuickSilver Group, Inc.